UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or oanization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

ITEM 8.01	Other Events.

Termination of Informal Memorandum of Understanding

On February 26, 2015, the Federal Reserve Bank of Richmond and the West Virginia Division of Financial Institutions terminated their informal memorandum of understanding with Summit Financial Group, Inc. (“Summit”) entered into on November 26, 2009 (the “Holding Company MOU”). Summit previously announced on November 26, 2014 that the West Virginia Division of Financial Institutions and the Federal Deposit Insurance Corporation had terminated their informal memorandum of understanding with Summit Community Bank, Inc. entered into on September 24, 2009.

On February 27, 2015, Summit issued a press release announcing the termination of the informal memorandum of understanding with the Federal Reserve Bank of Richmond and the West Virginia Division of Financial Institutions. A copy of that press release is attached hereto as Exhibit 99.1 and furnished herewith.

Declaration of Cash Dividend

On February 26, 2015, the Board of Directors of Summit authorized and declared a cash dividend for the first quarter of 2015 of $0.08 per share of Summit’s common stock. The dividend will be paid on March 31, 2015, to common shareholders of record as of the close of business on March 16, 2015.

On March 2, 2015, Summit issued a press release announcing its intent to restore paying regular dividends to its common shareholders and the declaration of the above described common stock cash dividend. A copy of that press release is attached hereto as Exhibit 99.2 and furnished herewith.

Conversion of Shares of Preferred Stock to Common Stock

On February 26, 2015, the Board of Directors of Summit approved the conversion of all of Summit’s outstanding shares of preferred stock into shares of its common stock (“Common Stock”) effective as of March 12, 2015. Pursuant to its articles of incorporation, as amended, and the applicable certificates of designations, Summit has the right to convert the shares of its 8% Non-Cumulative Convertible Preferred Stock, Series 2009, par value of $1.00 per share (the “Series 2009 Preferred Stock”), and the shares of its 8% Non-Cumulative Convertible Preferred Stock, Series 2011, par value of $1.00 per share (the “Series 2011 Preferred Stock”, and together with the Series 2009 Preferred Stock, the “Preferred Stock”), upon providing holders with notice of the terms of the conversion.

On March 2, 2015, Summit issued a press release announcing the exercise of its right to convert the Preferred Stock to Common Stock and the press release contained the terms of the conversion that Summit is required to provide to holders of Preferred Stock pursuant to each certificate of designation. A copy of that press release is attached hereto as Exhibit 99.3 and furnished herewith.

Section 9 - Financial Statements and Exhibits

ITEM 9.01.    Financial Statements and Exhibits

(d)	Exhibits

99.1
Press Release issued on February 27, 2015 disclosing the release of Summit from its informal memorandum of understanding with the Federal Reserve Bank of Richmond and the West Virginia Division of Financial Institutions.

99.2	Press Release issued on March 2, 2015 announcing declaration of cash dividend on Summit’s Common Stock.

99.3	Press Release issued on March 2, 2015 announcing conversion of Summit’s shares of Preferred Stock into Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: March 2, 2015	By: /s/ Julie R. Cook
Julie R. Cook
Vice President &
Chief Accounting Officer

3